UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 29, 2009
Cal Dive International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33206	61-1500501
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 City West Blvd., Suite 2200	77042
Houston, Texas	(Zip Code)
(Address of principal executive offices)
(713) 361-2600
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     In connection with the announced intention by Helix Energy Solutions Group, Inc. (“Helix”), the majority stockholder of Cal Dive International, Inc. (the “Company”) to commence an underwritten secondary public offering of 20.0 million shares of the Company’s common stock (the “Offering”), on May 29, 2009, Cal Dive entered into a definitive stock repurchase agreement (the “Stock Repurchase Agreement”) with Helix to repurchase directly from Helix that number of shares of the Company’s common stock equal to $14 million divided by the per share price at which Helix sells the shares in the Offering (the “Repurchase). The Offering also includes an option for the underwriters to purchase an additional 3.0 million shares to cover over-allotments, if any.
     The shares being repurchased from Helix represent approximately 1.48% of the Company’s total shares of common stock outstanding as of May 29, 2009 (at an assumed price of $10.09 per share, which was the closing sale price of the Company’s common stock on Friday, May 29). Upon closing of the Offering and the Repurchase (at the assumed price of $10.09 per share), and assuming the over-allotment option is exercised in full, Helix’s percentage ownership in the Company will be reduced from approximately 51% to approximately 25%. If the over-allotment option is not exercised by the underwriters, Helix’s percentage ownership will be approximately 29%.
     The Company will repurchase the shares with cash on hand. The Company’s revolving credit facility permits the repurchase of up to $100 million worth of shares of the Company’s common stock. On January 26, 2009, the Company repurchased and retired 13,564,699 shares of its common stock from Helix for $86 million. The Repurchase is conditioned upon, and closing of the Repurchase will occur simultaneously with, the closing of the Offering.
     The foregoing description of the Stock Repurchase Agreement is qualified in its entirety by reference to the complete terms and conditions of the Stock Repurchase Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Stock Repurchase Agreement has been included to provide investors with information regarding its terms, and is not intended to provide any other factual information about any of the parties thereto.
Item 7.01 Regulation FD Disclosure.
     The following information is being provided under this Current Report on Form 8-K, Item 7.01, and should not be deemed incorporated by reference by any general statement incorporating by reference this Current Report into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and none of this information should be deemed “filed” under such acts.

     On June 1, 2009, the Company issued a press release announcing Helix’s commencement of the Offering and the Company’s entry into the Stock Repurchase Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the announcement of the Offering and the entering into the Stock Repurchase Agreement are qualified in their entirety by reference to such Exhibit.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits
10.1	Stock Repurchase Agreement, dated May 29, 2009, between Cal Dive International, Inc. and Helix Energy Solutions Group, Inc.

99.1	Press release by Cal Dive International, Inc. dated June 1, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CAL DIVE INTERNATIONAL, INC.
By:	/s/ G. Kregg Lunsford
G. Kregg Lunsford
Executive Vice President, Chief Financial Officer and Treasurer

Date: May 29, 2009

Index to Exhibits

Exhibit No.	Description

10.1	Stock Repurchase Agreement, dated May 29, 2009, between Cal Dive International, Inc. and Helix Energy Solutions Group, Inc.

99.1	Press release by Cal Dive International, Inc. dated June 1, 2009.